                                  EXHIBIT 10(C)
                          EXPENSE LIMITATION AGREEMENT

                          EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT, effective as of May 1, 2002 by and between AEGON/Transamerica Fund Advisers, Inc. (the "Investment Manager") and AEGON/Transamerica Series Fund, Inc. (the "Company"), on behalf of each series of the Company set forth in Schedule A (each a "Fund," and collectively, the "Funds").

WHEREAS, the Company is a Maryland corporation, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management company of the series type, and each Fund is a series of the Company; and

WHEREAS, the Company and the Investment Manager have entered into investment advisory agreements on behalf of the Funds as set forth in Schedule A, ("Management Agreements"), pursuant to which the Investment Manager provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund; and

WHEREAS, the Company and the Investment Manager have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of each Fund at a level below the level to which each such Fund may normally be subject;

NOW THEREFORE, the parties hereto agree as follows:

1.       Expense Limitation.

1.1. Applicable Expense Limit. To the extent that the ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to investment management fees of the Investment Manager, but excluding interest, taxes, brokerage commissions, extraordinary expenses such as litigation and other expenses not incurred in the ordinary course of such Fund's business ("Fund Operating Expenses"), exceed the Operating Expense Limit, as defined in
Section 1.2 below, such excess amount (the "Excess Amount") shall be the liability of the Investment Manager.

1.2 Operating Expense Limit. The maximum Operating Expense Limit in any year with respect to each Fund shall be the amount specified in Schedule B based on a percentage of the average daily net assets of each Fund.

1.3 Duration of Operating Expense Limit. The Operating Expense Limit with respect to each Fund shall remain in effect until the date specified for that Fund on Schedule C. The Investment Manager may extend, but may not during the term of this Agreement shorten, the duration of the Operating Expense Limit for any Fund without the consent of the Company by delivering a revised Schedule C to the Company reflecting such extension. Such an extension must continue at the same Operating Expense Limit amount specified on Schedule B.

1.4. Method of computation. To determine the Investment Manager's obligation with respect to the Excess Amount, each day the Fund Operating Expenses for each Fund shall be annualized. If the annualized Fund Operating Expenses for any month of a Fund exceed the Operating Expense Limit of such Fund, the Investment Manager shall remit to the appropriate Fund or Funds an amount that, together with the waived or reduced investment-management fee, is sufficient to pay that day's Excess Amount.

2.       Reimbursement of Fee Waivers and Expense Reimbursements.

If on any day during which the Management Agreement is in effect, the estimated annualized Fund Operating Expenses of such Fund for that day are less than the Operating Expense Limit, the Investment Manager shall be entitled to reimbursement by such Fund of the investment management fees waived or reduced and other payments remitted by the Investment Manager to such Fund pursuant to
Section I hereof (the "Reimbursement Amount") during any of the previous thirty-six (36) months beginning with the effective date of this Agreement, to the extent that the Fund's annualized Operating Expenses plus the amount so reimbursed equals, for such day, the Operating Expense Limit provided in Schedule B, provided that such amount paid to the Investment Manager will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed.

3.       Term and Termination of Agreement.

This Agreement shall terminate upon termination of the Investment Management Agreement, or it may be terminated by either party hereto, without payment of any penalty, upon ninety (90) days' prior written notice to the other party at its principal place of business.

4        Miscellaneous.


4.1. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2. Interpretation. Nothing herein contained shall be deemed to require the Company or the Funds to take any action contrary to the Company's Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Company's Board of Directors of its responsibility for and control of the conduct of the affairs of the Company or the Funds.

4.3. Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.



                       AEGON/TRANSAMERICA FUND ADVISERS, INC.


                       By:      /s/ John K. Carter
                                ------------------------------------------------
                                John K. Carter
                                Vice President, General Counsel,
                                Compliance Officer & Secretary


                        AEGON/TRANSAMERICA SERIES FUND, INC.


                        By:     /s/ Gayle A. Morden
                                ------------------------------------------------
                                Gayle A. Morden
                                Assistant Vice President and Assistant Secretary

                                   SCHEDULE A

                      AEGON/TRANSAMERICA SERIES FUND, INC.

                             Effective May 1, 2002:

                                   AEGON Bond
                           Aggressive Asset Allocation
                             Alger Aggressive Growth
                        American Century Income & Growth
                         American Century International
                      BlackRock Global Science & Technology
                            BlackRock Large Cap Value
                            BlackRock Mid Cap Growth
                             Capital Guardian Global
                          Capital Guardian U.S. Equity
                             Capital Guardian Value
                         Clarion Real Estate Securities
                          Conservative Asset Allocation
                                 Dreyfus Mid Cap
                             Dreyfus Small Cap Value
                            Federated Growth & Income
                              Gabelli Global Growth
                                 GE U.S. Equity
                              Goldman Sachs Growth
                           Great Companies --America(SM)
                            Great Companies --Global(2)
                         Great Companies --Technology(SM)
                           J.P. Morgan Enhanced Index
                                 Janus Balanced
                                  Janus Global
                                  Janus Growth
                                 Janus Growth II
                                 Jennison Growth
                               LKCM Capital Growth
                           LKCM Strategic Total Return
                                 MFS High Yield
                            Moderate Asset Allocation
                     Moderately Aggressive Asset Allocation
                                  Munder Net50
                               PBHG Mid Cap Growth
                              PBHG/NWQ Value Select
                               PIMCO Total Return
                            Protected Principal Stock
                                 Salomon All Cap
                          T. Rowe Price Dividend Growth
                           T. Rowe Price Equity Income
                           T. Rowe Price Growth Stock
                             T. Rowe Price Small Cap
                               Third Avenue Value
                       Transamerica Convertible Securities
                               Transamerica Equity
                        Transamerica Growth Opportunities
                            Transamerica Money Market
                     Transamerica U.S. Government Securities
                           Transamerica Value Balanced
                          Value Line Aggressive Growth
                   Van Kampen Active International Allocation
                           Van Kampen Asset Allocation
                           Van Kampen Emerging Growth
                             Van Kampen Money Market

                                   SCHEDULE B
                            OPERATING EXPENSE LIMITS

                              Effective May 1, 2002

                                                                   MAXIMUM OPERATING EXPENSE LIMIT
NAME OF PORTFOLIO                                              (AS A PERCENTAGE OF AVERAGE NET ASSETS)
-----------------                                              ---------------------------------------
AEGON Bond                                                                      0.70%
Aggressive Asset Allocation                                                     0.25%
Alger Aggressive Growth                                                         1.00%
American Century Income & Growth                                                1.50%
American Century International                                                  1.50%
BlackRock Global Science & Technology                                           1.40%
BlackRock Large Cap Value                                                       1.30%
BlackRock Mid Cap Growth                                                        1.30%
Capital Guardian Global                                                         N/A
Capital Guardian U.S. Equity                                                    N/A
Capital Guardian Value                                                          N/A
Clarion Real Estate Securities                                                  1.00%
Conservative Asset Allocation                                                   0.25%
Dreyfus Mid Cap                                                                 1.00%
Dreyfus Small Cap Value                                                         N/A
Federated Growth & Income                                                       1.00%
Gabelli Global Growth                                                           1.20%
GE U.S. Equity                                                                  1.00%
Goldman Sachs Growth                                                            1.00%
Great Companies - America(SM)                                                   1.00%
Great Companies - Global(2)                                                     1.00%
Great Companies - Technology(SM)                                                1.00%
J.P. Morgan Enhanced Index                                                      N/A
Janus Balanced                                                                  1.40%
Janus Global                                                                    N/A
Janus Growth                                                                    1.00%
Janus Growth II                                                                 N/A
Jennison Growth                                                                 N/A
LKCM Capital Growth                                                             1.00%
LKCM Strategic Total Return                                                     1.00%
MFS High Yield                                                                  N/A
Moderate Asset Allocation                                                       0.25%
Moderately Aggressive Asset Allocation                                          0.25%
Munder Net50                                                                    1.50%
PBHG Mid Cap Growth                                                             1.00%
PBHG/NWQ Value Select                                                           1.00%
PIMCO Total Return                                                              1.20%
Salomon All Cap                                                                 1.00%
T. Rowe Price Dividend Growth                                                   1.00%
T. Rowe Price Equity Income                                                     N/A
T. Rowe Price Growth Stock                                                      N/A
T. Rowe Price Small Cap                                                         1.00%
Third Avenue Value                                                              1.00%
Transamerica Convertible Securities                                             1.30%
Transamerica Equity                                                             0.85%
Transamerica Growth Opportunities                                               1.20%
Transamerica Money Market                                                       0.70%
Transamerica U.S. Government Securities                                         N/A
Transamerica Value Balanced                                                     1.00%
Value Line Aggressive Growth                                                    1.00%
Van Kampen Active International Allocation                                      N/A
Van Kampen Asset Allocation                                                     N/A
Van Kampen Emerging Growth                                                      1.00%
Van Kampen Money Market                                                         N/A

                                   SCHEDULE C
                      DURATION OF OPERATING EXPENSE LIMITS

                              Effective May 1, 2002

The duration of each Operating Expense Limit shall be as follows:

                                                                       DATE ON WHICH
                                                                       OPERATING EXPENSE
NAME OF FUND                                                           LIMIT TERMINATES
------------                                                           -----------------
AEGON Bond                                                             April 30, 2004
Aggressive Asset Allocation                                            April 30, 2004
Alger Aggressive Growth                                                April 30, 2003
American Century Income & Growth                                       April 30, 2003
American Century International                                         April 30, 2004
BlackRock Global Science & Technology                                  April 30, 2003
BlackRock Large Cap Value                                              April 30, 2003
BlackRock Mid Cap Growth                                               April 30, 2003
Capital Guardian Global                                                N/A
Capital Guardian U.S. Equity                                           N/A
Capital Guardian Value                                                 N/A
Clarion Real Estate Securities                                         April 30, 2004
Conservative Asset Allocation                                          April 30, 2004
Dreyfus Mid Cap                                                        April 30, 2003
Dreyfus Small Cap Value                                                N/A
Federated Growth & Income                                              April 30, 2003
Gabelli Global Growth                                                  April 30, 2003
GE U.S. Equity                                                         April 30, 2003
Goldman Sachs Growth                                                   April 30, 2003
Great Companies - America(SM)                                          April 30, 2003
Great Companies - Global(2)                                            April 30, 2003
Great Companies - Technology(SM)                                       April 30, 2003
J.P. Morgan Enhanced Index                                             N/A
Janus Balanced                                                         April 30, 2004
Janus Global                                                           N/A
Janus Growth                                                           April 30, 2003
Janus Growth II                                                        N/A
Jennison Growth                                                        N/A
LKCM Capital Growth                                                    April 30, 2003
LKCM Strategic Total Return                                            April 30, 2003
MFS High Yield                                                         N/A
Moderate Asset Allocation                                              April 30, 2004
Moderately Aggressive Asset Allocation                                 April 30, 2004
Munder Net50                                                           April 30, 2003
PBHG Mid Cap Growth                                                    April 30, 2003
PBHG/NWQ Value Select                                                  April 30, 2004
PIMCO Total Return                                                     April 30, 2004
Salomon All Cap                                                        April 30, 2003
T. Rowe Price Dividend Growth                                          April 30, 2003
T. Rowe Price Equity Income                                            N/A
T. Rowe Price Growth Stock                                             N/A
T. Rowe Price Small Cap                                                April 30, 2003
Third Avenue Value                                                     April 30, 2003
Transamerica Convertible Securities                                    April 30, 2004
Transamerica Equity                                                    April 30, 2004
Transamerica Growth Opportunities                                      April 30, 2004
Transamerica Money Market                                              April 30, 2003
Transamerica U.S. Government Securities                                N/A
Transamerica Value Balanced                                            April 30, 2003
Value Line Aggressive Growth                                           April 30, 2003
Van Kampen Active International Allocation                             N/A
Van Kampen Asset Allocation                                            N/A
Van Kampen Emerging Growth                                             April 30, 2003
Van Kampen Money Market                                                N/A